Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 28, 2017 (the “Amendment Date”), among Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party to the Existing Credit Agreement (each a “Designated Borrower” and, together with the Company, the “Borrowers”) and each Lender party hereto (the “Consenting Lenders”), and acknowledged by Bank of America, N.A., as administrative agent (the “Administrative Agent”) and Swing Line Lender.

WHEREAS, the parties hereto are party to that certain Amended and Restated Credit Agreement, dated as of February 7, 2014 (as amended by that certain Amendment Agreement, dated as of March 4, 2015, and as further amended and restated, supplemented or otherwise modified from time to time and in effect immediately prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”; capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Existing Credit Agreement or the Credit Agreement, as the context may require), among the Borrowers, the other Loan Parties party thereto, the Administrative Agent and the Lenders;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of August 1, 2017 (the “CH2M Acquisition Agreement”) with CH2M Hill Companies, Ltd., a Delaware corporation (“CH2M”), pursuant to which a subsidiary of the Company will merge with and into CH2M, with CH2M continuing as the surviving corporation (the “CH2M Acquisition”) (the date the CH2M Acquisition is consummated in accordance with and pursuant to the terms of the CH2M Acquisition Agreement, the “CH2M Acquisition Closing Date”); and

WHEREAS, in connection with the CH2M Acquisition, the Company has requested certain amendments to the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments to Existing Credit Agreement.

(a) Amendments to Section 1.01.

i. Effective as of the CH2M Acquisition Closing Date, Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical sequence:

“Amendment No. 2” means that certain Second Amendment to Amended and Restated Credit Agreement, dated as of September 28, 2017, among the Borrowers, the other Loan Parties and Lenders party thereto, and acknowledged by the Administrative Agent.

“AML Laws” means all Laws of any jurisdiction applicable to any Lender, the Loan Parties or any of their Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to the Loan Parties or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means all applicable Laws relating to terrorism, including Executive Order No. 13224, the PATRIOT Act, the Bank Secrecy Act, the Laws administered by OFAC, and all Laws comprising or implementing these Laws.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“CH2M” has the meaning specified in the Amendment No. 2.

“CH2M Acquisition” has the meaning specified in the Amendment No. 2.

“CH2M Acquisition Agreement” has the meaning specified in the Amendment No. 2.

“CH2M Acquisition Closing Date” has the meaning specified in the Amendment No. 2.

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Elevated Compliance Period” has the meaning specified in Section 7.12.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Material Permitted Acquisition” means a Permitted Acquisition, or multiple Permitted Acquisitions substantially in the same line of business and consummated within 9-months of the initial Permitted Acquisition, the aggregate consideration for which is equal to or in excess of U.S. $400,000,000.

“PATRIOT Act” means USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177.

“Specified CH2M Existing Letters of Credit” means the letters of credit listed on Schedule 1 to Amendment No. 2 or otherwise designated in writing by the Company prior to the CH2M Acquisition Closing Date.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

ii. Effective as of the CH2M Acquisition Closing Date, Section 1.01 of the Existing Credit Agreement is hereby further amended by amending the below-indicated definitions by (i) deleting the bold, stricken text (indicated textually in the same manner as the following example: ~~bold stricken text~~) and (ii) adding the bold, underlined text (indicated textually in the same manner as the following example: bold underlined text), in each case, as set forth below:

“Consolidated Net Income” means, for any period, the consolidated net income of the Company and its Subsidiaries as determined in accordance with GAAP.

“Existing Letters of Credit” means the standby letters of listed on Schedule 1.02, and including the Specified CH2M Existing Letters of Credit.

iii. Effective as of the CH2M Acquisition Closing Date, Section 1.01 of the Existing Credit Agreement is hereby further amended by deleting the below-indicated definition in its entirety and inserting the following in lieu thereof:

“Consolidated EBITDA” means, for any period, an amount determined for the Company and its Subsidiaries on a consolidated basis equal to:

(a)	Consolidated Net Income for such period, plus,

(b)	the following to the extent deducted in calculating such Consolidated Net Income, the sum, without duplication, of amounts for:

(i) Consolidated Interest Charges,

(ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries,

(iii) depreciation and amortization,

(iv) any extraordinary, unusual, infrequent or non-recurring losses,

(v) any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, operating expense reductions, restructuring, severance, business optimization, integration, transition, decommissioning, lease termination payments, consolidation and other restructuring costs, charges, accruals, reserves or expenses in an amount not to exceed (i) with respect to any four-fiscal quarter period the last quarter of which is the first, second, third or fourth full fiscal quarter after the CH2M Acquisition Closing Date (or the first partial quarter after the CH2M Acquisition Closing Date), (x) $200,000,000 in the aggregate in respect of any such cash costs, charges, accruals, reserves or expenses attributable to the Company and its Subsidiaries (other than CH2M and its Subsidiaries) and (y) $200,000,000 in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to CH2M and its Subsidiaries, and (ii) with respect to any four-fiscal quarter period the last quarter of which is subsequent to the fourth full fiscal quarter after the CH2M Acquisition Closing Date, the greater of (x) 10% of Consolidated EBITDA (calculated prior to giving effect to any adjustment pursuant to this clause) and (y) $100,000,000, in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to the Company and its Subsidiaries (including CH2M and its Subsidiaries) (for the avoidance of doubt and without duplication, when calculating any amounts under this clause (v) with respect to the four-fiscal quarter period the last quarter of which is the fifth, sixth and seventh full fiscal quarters after the CH2M Acquisition Closing Date, any such cost, charge, accrual, reserve or expense incurred in the second, third or fourth full fiscal quarters after the CH2M Acquisition Closing Date (whether or not in respect of CH2M and its Subsidiaries) shall be subject to, together with any additional cost, charge, accrual, reserve or expense incurred in the applicable four-fiscal quarter period, the caps set forth in clause (v)(ii) above without regard for the caps set forth in clause (v)(i) above),

(vi) fees and expenses in connection with the CH2M Acquisition and the related transactions contemplated by the CH2M Acquisition Agreement (including fees and expenses related to amendments to this Agreement and the entry into the new term loan credit agreement),

(vii) fees and expenses incurred during such period in connection with any proposed or actual equity issuance or any proposed or actual issuance or incurrence of any Indebtedness, or any proposed or actual Acquisitions, Investments or Dispositions, including any financing fees and any merger and acquisition fees,

(viii) any losses during such period resulting from the sale or Disposition of any assets of, or the discontinuation of any operations of, in each case, the Company or any Subsidiary,

(ix) non-cash charges and expenses that are either (a) related to stock option awards or other equity compensation, (b) in connection with any Acquisition, Investment or Disposition or (c) impairment charges,

(x) any other non-cash charges or expenses (provided, that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made), and

(xi) any cash or non-cash charges related to project losses in an aggregate amount not to exceed $50,000,000 for the twelve month period following the CH2M Acquisition Closing Date, minus,

(c) without duplication and to the extent included in arriving at such Consolidated Net Income, any extraordinary, unusual, infrequent or non-recurring gains for such period;

provided, however, that if there has occurred a Permitted Acquisition, Investment or Disposition during the relevant period, Consolidated EBITDA shall be calculated, at the option of the Company, on a pro forma basis after giving effect to such Permitted Acquisition, Investment or Disposition as if such Permitted Acquisition, Investment or Disposition occurred on the first day of such period, and provided, further, that Consolidated EBITDA may, at the option of the Company, be further adjusted for any pro forma adjustments that are made in accordance with the SEC pro forma reporting rules under the Securities Exchange Act of 1934.

(b) Amendment to Section 5.20. Effective as of the CH2M Acquisition Closing Date, the Existing Credit Agreement is hereby amended by deleting Section 5.20 in its entirety and inserting the following in lieu thereof:

“5.20 Anti-Terrorism Laws; AML Laws; Anti-Corruption Laws and Sanctions. None of the Loan Parties nor any of their Subsidiaries (and, to the knowledge of each such Person, no joint venture or subsidiary thereof) is in violation of any Anti-Terrorism Law. The Loan Parties have implemented and maintains in effect policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. Neither the Loan Parties, nor, to the knowledge of the Loan Parties, any director, officer, employee, agent or representative of the Loan Parties, is an individual or entity currently the subject of any Sanctions, nor are the Loan Parties located, organized or resident in a Designated Jurisdiction. No Loan, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any Person participating in the transactions contemplated by this Agreement, whether as lender, borrower, agent, or otherwise.”

(c) Amendment to Section 7.12. Effective as of the CH2M Acquisition Closing Date, the Existing Credit Agreement is hereby amended by deleting Section 7.12(b) its entirety and inserting the following in lieu thereof:

“(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than a level equal to (i) with respect to any fiscal quarter ending on or prior to the one year anniversary of the CH2M Acquisition Closing Date, 3.25:1.00; and (ii) thereafter, 3.00:1.00;

provided, that, at the request of the Company following a Material Permitted Acquisition (other than the CH2M Acquisition), such level shall be increased to 3.50:1.00 for a period of twelve months (an “Elevated Compliance Period”); provided, further, that such level shall be reduced to 3.00:1:00 for one full fiscal quarter period prior to any subsequent Elevated Compliance Period.”

(d) Amendment to Section 7.13. Effective as of the CH2M Acquisition Closing Date, Existing Credit Agreement is hereby amended by amending Section 7.13 by (i) deleting the bold, stricken text (indicated textually in the same manner as the following example: ~~bold stricken text~~) and (ii) adding the bold, underlined text (indicated textually in the same manner as the following example: bold underlined text), in each case as set forth below:

“Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity located, organized or residing in any Designated Jurisdiction, or who, at the time of such funding, is the subject of Sanctions, to the extent in violation of applicable Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of applicable Sanctions.”

(e) Acknowledgment and Consent to Bail-in of EEA Financial Institutions. Effective as of the CH2M Acquisition Closing Date, the Existing Credit Agreement is hereby amended by inserting the following as new Section 10.23:

“10.23 Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(f) Effective as of the CH2M Closing Date, Exhibit F of the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

Section 2. Representations and Warranties. Each of the Loan Parties represents and warrants to the Lenders and the Administrative Agent that as of the Amendment Date:

(a) all representations and warranties of such Loan Party contained in Article V of the Existing Credit Agreement and the Credit Agreement and in any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or any other similar qualification) on and as of the Amendment Date immediately before (in the case of the Existing Credit Agreement) and immediately after (in the case of the Credit Agreement) giving effect to this Amendment, except with respect to the good standing status of Jacobs UK Holdings Limited under the laws of the United Kingdom, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or any other similar qualification) as of such earlier date; and

(b) no Default or Event of Default exists or has occurred and is continuing on and as of the Amendment Date immediately before (in the case of the Existing Credit Agreement) and immediately after (in the case of the Credit Agreement) giving effect to this Amendment.

Section 3. Conditions to effectiveness of this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a) Amendment. The Administrative Agent shall have received the following counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Lenders.

(b) Fees and Expenses.

i. BNP Paribas Securities Corp. and The Bank of Nova Scotia (the “Lead Arrangers”) shall have received all fees required to be paid on or prior to the Amendment Date.

ii. All reasonable and documented out-of-pocket expenses of the Lead Arrangers and the Administrative Agent shall have been paid, to the extent that reasonably detailed invoices have been presented to the Company at least three (3) Business Days prior to the Amendment Date.

iii. On or prior to the Amendment Date, the Consenting Lenders shall have received an amendment fee equal to 0.03% of the aggregate Total Credit Exposure held by such Consenting Lender on the Amendment Date.

(c) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Company, dated as of the CH2M Acquisition Closing Date, in form and substance reasonably acceptable to the Administrative Agent, with appropriate insertions and attachments, including certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar organizational document of the Company certified by the Secretary of State of the State of Delaware and bylaws of the Company certified by a Responsible Officer as being in full force and effect on the CH2M Acquisition Closing Date (or a certificate certifying that the organizational documents of the Company remain in full force and effect and have not been amended, supplemented or otherwise modified since the date such documents have most recently been delivered to the Administrative Agent) and (ii) a certificate of good standing for the Company.

(d) No Default or Event of Default. At the time of and immediately after the CH2M Acquisition Closing Date, no Default or Event of Default shall have occurred and be continuing.

(e) Representations and Warranties. The representations and warranties set forth in Section 2 of this Amendment shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or any other similar qualification) on the CH2M Acquisition Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or any other similar qualification) as of such earlier date.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 5. Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.

Section 6. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7. Applicable Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Waivers Of Jury Trial; EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10. Effect of this Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the CH2M Acquisition Closing Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Existing Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, and this Amendment and the Existing Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document.

Section 11. Acknowledgement and Affirmation. Each Loan Party hereby expressly acknowledges that (i) all of its obligations under the Loan Documents to which it is a party are hereby reaffirmed and remain in full force and effect on a continuous basis and (ii) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

Section 12. Good Standing of Jacobs UK Holdings Limited. The Company acknowledges and agrees that, on or before October 28, 2017 (as such date may be extended by the Administrative Agent in its sole discretion), it will cause Jacobs UK Holdings Limited to deliver to the Administrative Agent a certificate of the Registrar of Companies for England and Wales evidencing that Jacobs UK Holdings Limited is in good standing under the laws of the United Kingdom as of such date of delivery.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Name:	Kevin C. Berryman
Title:	Executive Vice President and Chief Financial Officer

JACOBS ENGINEERING UK LIMITED

By:	/s/ Jonathan Shattock
Name:	Jonathan Shattock
Title:	Director

JACOBS U.K. LIMITED

By:	/s/ Kevin C. Berryman
Name:	Kevin C. Berryman
Title:	Executive Vice President and Chief Financial Officer

JEG ACQUISITION COMPANY LIMITED

By:	/s/ Kevin C. Berryman
Name:	Kevin C. Berryman
Title:	Executive Vice President and Chief Financial Officer

JACOBS NEDERLAND B.V.

By:	/s/ Jelle Nederstigt
Name:	Jelle Nederstigt
Title:	Director

JACOBS ENGINEERING SINGAPORE PTE LTD

By:	/s/ Juan Pablo Villamizar
Name:	Juan Pablo Villamizar
Title:	Director

Signature Page to Amendment

JACOBS UK HOLDINGS LIMITED

By:	/s/ Jonathan Shattock
Name:	Jonathan Shattock
Title:	Director

JACOBS CANADA INC.

By:	/s/ Michael J. Carlin
Name:	Michael J. Carlin
Title:	Treasurer

JACOBS ENGINEERING ESPAÑA, S.L.

By:	/s/ Kevin C. Berryman
Name:	Kevin C. Berryman
Title:	Director

JACOBS AUSTRALIA PTY LIMITED

By:	/s/ Terence Hagen
Name:	Terence Hagen
Title:	Director

JACOBS E&C AUSTRALIA PTY. LTD.

By:	/s/ Patrick Hill
Name:	Patrick Hill
Title:	Director

JACOBS AUSTRALIA HOLDINGS COMPANY PTY. LTD.

By:	/s/ Patrick Hill
Name:	Patrick Hill
Title:	Director

Jacobs Group (Australia) PTY LTD

By:	/s/ Patrick Hill
Name:	Patrick Hill
Title:	Director

Signature Page to Amendment

Lender Signature Page to Second Amendment to Amended and Restated Credit Agreement

On file with the Administrative Agent.

Signature Page to Second Amendment to Amended and Restated Credit Agreement

Acknowledged by:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Liliana Claar
	Name:	Liliana Claar
	Title	Vice President

Signature Page to Amendment

Schedule 1 to
Second Amendment to Amended
and Restated Credit Agreement

Specified CH2M Existing Letters of Credit

None

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE1

Financial Statement Date:                    ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of February 7, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender. In the event of a conflict between this Certificate and the Agreement, the terms of the Agreement shall govern.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                     of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.

3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

[1]	The attachments to this Exhibit shall be updated as necessary to reflect any amendment, restatement, extension, supplement or other modification to the Agreement.

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                                          ,                     .

JACOBS ENGINEERING GROUP INC.

By:

Name:

Title:

Form of Compliance Certificate

For the Quarter/Year Ended                      (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

(U.S.$ in 000’s)

I. Section 7.12(a)—Consolidated Net Worth.

A. Actual Consolidated Net Worth at Statement Date:

1. Shareholders’ Equity:	U.S.$	_____

2. Amount attributable to preferred stock that is mandatorily redeemable, or redeemable at the option of the holders thereof, at any time prior to the date that is one year after the Maturity Date:	U.S.$	_____

3. Consolidated Net Worth (Line I.A.l less Line I.A.2):	U.S.$	_____

B. 50% of Consolidated Net Income earned after September 30, 2011 (no reduction for losses):	U.S.$	_____

C.     100% of increases in Shareholders’ Equity after September 30, 2011, from issuance and sale of capital stock or other equity interests of the Company or any Subsidiary (other than proceeds received from (i) issuances to the Company or a wholly-owned Subsidiary or (ii) any issue of new shares of the Company’s or its Subsidiaries’ common stock in connection with an employee stock option plan), including upon any conversion of debt securities of the Company into such capital stock or other equity interests:

	U.S.$	_____

D.     100% of any decreases in Shareholders’ Equity of the Company after September 30, 2011, by reason of any repurchase of shares of capital stock of the Company (i) that are intended to be used to satisfy the Company’s or a Subsidiary’s obligations under an employee stock or option plan, or (ii) in an aggregate number that does not exceed the number of shares issued for that purpose in the six months prior to any such repurchase:

	U.S.$	_____

E. Minimum required Consolidated Net Worth (Lines I.B + (I.C - I.D) plus U.S.$2,650,000,000):	U.S.$	_____

F. Excess (deficient) for covenant compliance (Line I.A - I.E):	U.S.$	_____

Form of Compliance Certificate

II. Section 7.12(b)—Consolidated Leverage Ratio.2

A.     Consolidated Funded Indebtedness ((i) including the aggregate undrawn stated amount of all Financial Credits and all payment and reimbursement obligations due in respect thereof and (ii) excluding the aggregate undrawn stated amount of all Performance Credits, but including all payment and reimbursement obligations due in respect thereof) at Statement Date:

	U.S.$	_____

B. Consolidated EBITDA for four consecutive fiscal quarters ending on the date above (“Subject Period”):

1. Consolidated Net Income for Subject Period:	U.S.$	_____

2. Consolidated Interest Charges for Subject Period:	U.S.$	_____

3. Provision for Federal, state, local and foreign income taxes by the Company and its Subsidiaries for Subject Period:	U.S.$	_____

4. Depreciation and amortization expenses for Subject Period:	U.S.$	_____

5. Extraordinary, unusual, infrequent or non-recurring losses for Subject Period:	U.S.$	_____

6.      Costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, operating expense reductions, restructuring, severance, business optimization, integration, transition, decommissioning, lease termination payments, consolidation and other restructuring costs, charges, accruals, reserves or expenses in an amount not to exceed (i) with respect to any four-fiscal quarter period the last quarter of which is the first, second, third or fourth full fiscal quarter after the CH2M Acquisition Closing Date (or the first partial quarter after the CH2M Acquisition Closing Date), (x) $200,000,000 in the aggregate in respect of any such cash costs, charges, accruals, reserves or expenses attributable to the Borrower and its Subsidiaries (other than CH2M and its Subsidiaries) and (y) $200,000,000 in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to CH2M and its Subsidiaries, and (ii) with respect to any four-fiscal quarter period the last quarter of which is subsequent to the fourth full fiscal quarter after the CH2M Acquisition Closing Date, the greater of (x) 10% of Consolidated EBITDA (calculated prior to giving effect to any adjustment pursuant) and (y) $100,000,000, in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to the Borrower and its Subsidiaries (including CH2M and its Subsidiaries) for Subject Period:

	U.S.$	_____

[2]	For purposes of Sections II and III of this Compliance Certificate, if there has occurred an Acquisition during the Subject Period, Consolidated EBITDA shall be calculated, at the option of the Company, on a pro forma basis in accordance with the SEC pro forma reporting rules under the Securities Exchange Act of 1934, as if such Acquisition occurred on the first day of the applicable period.

Form of Compliance Certificate

7.      Fees and expenses in connection with the CH2M Acquisition and the related transactions contemplated by the CH2M Acquisition Agreement (including the Transaction Costs and fees and expenses related to the new term loan credit agreement) for Subject Period:

U.S.$_____

8.      Fees and expenses in connection with any proposed or actual equity issuance or any proposed or actual issuance or incurrence of any Indebtedness, or any proposed or actual Acquisitions, Investments or Dispositions, including any financing fees and any merger and acquisition fees for Subject Period:

U.S.$_____

9. Losses resulting from the sale or Disposition of any assets of, or the discontinuation of any operations of, in each case, the Company or any Subsidiary for Subject Period:	U.S.$_____

10.    Non-cash charges and expenses that are either (a) related to stock option awards or other equity compensation, (b) in connection with any Acquisition, Investment or Disposition or (c) impairment charges for Subject Period:

U.S.$_____

11.    Other non-cash charges or expenses (provided, that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made) for Subject Period:

U.S.$_____

12. Cash or non-cash charges related to project losses in an aggregate amount not to exceed $50,000,000 for the twelve month period following the CH2M Acquisition Closing Date for Subject Period:	U.S.$_____

13. Extraordinary, unusual, infrequent or non-recurring gains for Subject Period:	U.S.$_____

14. Consolidated EBITDA (Sum of Lines II.B.1-12 less Line II.B.13):	U.S.$_____

C. Consolidated Leverage Ratio (Line II.A ÷ Line II.B.14):	______ to 1

Maximum permitted:	[__] to 1.0

Form of Compliance Certificate

III. Applicable Rate Determination—Consolidated Leverage Ratio

A.     Consolidated Funded Indebtedness ((i) excluding the aggregate undrawn stated amount of all Financial Credits but including all payment and reimbursement obligations due in respect thereof and (ii) excluding the aggregate undrawn stated amount of all Performance Credits, but including all payment and reimbursement obligations due in respect thereof) at Statement Date:

U.S.$_____

B. Consolidated EBITDA for Subject Period (Line II.B.14. above):	U.S.$_____

C. Consolidated Leverage Ratio (Line III. A Line III.B)	______ to 1

Form of Compliance Certificate